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                                                                   EXHIBIT 10.13

                         US UNWIRED LICENSE AGREEMENT

    THIS AGREEMENT is entered into effective May 13th, 1998 by and between US Unwired Inc., a Louisiana corporation ("Licensor") and Louisiana Unwired, LLC, a Louisiana limited liability company ("Licensee").

                                    PREAMBLE

    Licensor is a Louisiana corporation with its principal place of business in Lake Charles, Louisiana. Licensor is engaged in the business of providing telecommunications services and products under the tradename, trademark and/or service mark "US Unwired."

    Licensee desires to receive a license from Licensor to use the US Unwired mark, and such other marks as Licensor may designate in writing (collectively referred to as the "Marks") within the markets described on Exhibit A (the "Licensed Territory") in accordance with the provisions of this License Agreement.

    The parties therefore agree as follows:

I.  GRANT, LIMITATIONS AND ACKNOWLEDGMENTS

     A.  Grant

        1. Subject to the remainder of this License Agreement, Licensor grants to Licensee, upon the terms and conditions of this License Agreement, the non-exclusive right, license and privilege to use the Marks in the Licensed Territory described on Exhibit A during the Term of this License Agreement to promote Personal Communications Service ("PCS").

     B.  Limitations on Grant

        1. If Licensee's rights under this License Agreement are terminated with respect to one or more of the markets comprising the Licensed Territory, in accordance with the provisions of this License Agreement, Exhibit A to this License Agreement and specifically the term "Licensed Territory' shall thereafter be deemed to apply only to the remaining market(s) as to which Licensee's rights under this License Agreement continue.

        2. Notwithstanding Licensee's right to utilize the Marks to promote PCS in the Licensed Territory, other persons possessing a license to use the Marks may promote telecommunications services provided by such parties outside of the Licensed Territory in media receiving distribution within or accessible by persons located in the Licensed Territory, such as regional magazines or newspapers, regional television and radio and World Wide Web pages.
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     C.  Acknowledgments

     Subject to the specific grants to Licensee set forth in this Section I, Licensee acknowledges that Licensor has and retains the right to use and license the Marks anywhere in the world, within or outside of the Licensed Territory and that Licensee shall have no rights with regard to such use or any benefits therefrom.

II.  TERM AND RENEWAL

     A.  Term

     The initial term of this License Agreement is one (1) year, beginning on the date first mentioned above ("Effective Date") and ending on the day preceding the first anniversary thereof.

     B.  Renewal

     Upon expiration of the initial term or any renewal term, this License Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice to the other that it wishes to terminate the License Agreement no later than ninety (90) days before the end of the then expiring term.

III. LEGAL COMPLIANCE

     A. Licensee agrees to comply, at its own expense, with all applicable laws, ordinances and regulations of federal, state, county or municipal authorities. Licensee will also obtain and maintain, at its own expense, all permits, approvals, licenses and franchises and shall make all required filings, applications and reports to all government or administrative entities or self-regulatory organizations as shall be necessary, from time to time, to provide PCS and PCS related products as Licensee may then be providing, and to otherwise engage in business, generally, throughout the Licensed Territory (collectively, the "Permits"). Without limiting the generality of the foregoing, Licensee's obligation under this Section III. A. shall include the maintaining of Licensee's qualifications to do business throughout the Licensed Territory and the filing of all income and franchise tax returns with respect to Licensee's operations. In the event that any of Licensee's material Permits is scheduled to expire during the Term, including any renewal of such term, Licensee agrees to comply with all requirements for extension of said Permit prior to such expiration. Licensee shall notify Licensor in writing within five (5) days after receipt of any notice from the FCC or any other governmental authority regarding an actual or threatened termination or revocation of any Permit material to the provision of PCS and PCS related products by Licensee within the Licensed Territory, including any license by the FCC to conduct business as a provider of telecommunications services or necessary to construct facilities relating to telecommunications services, and shall within such time provide a copy of any such notice to Licensor. In addition, Licensee shall notify Licensor within five
(5) days after becoming aware of the

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commencement of any action, suit or proceeding, or the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality which could have a material adverse effect on the operation or financial condition of Licensee's business as it relates to Licensee's provision of PCS and PCS related products.

     B. To the extent that Licensee's business is dependent upon one or more agreements with a provider of PCS and PCS related products for which Licensee acts as a reseller, "Permits" shall include such contractual relationship and the license granted hereunder shall be dependent upon the continuation thereof in good standing.

     C. Licensee represents and warrants that it possesses all Permits necessary to the conduct of its business within the Licensed Territory, including, if applicable, any Permits necessary to permit it to act as a reseller of services provided by others.

     D.  Business Practices

     Licensee shall maintain a competent, conscientious, trained staff. Neither Licensor nor Licensee shall engage in any trade, practice or other activity which is harmful to the goodwill or reflects unfavorably on the Marks or on the reputation of Licensee, Licensor, Licensee's business or other licensees of Licensor, or which constitutes deceptive or unfair competition, consumer fraud or misrepresentation.

     E.  Signage, Promotion

        1. For each market in the Licensed Territory, Licensee shall, at its own expense, cause the US Unwired Mark to be used or incorporated with such reasonable prominence in such advertising and other business references to Licensee as may be appropriate to create a clear impression, among the general public, that Licensee is affiliated with the US Unwired program. Without limiting Licensee's obligation to comply with the foregoing, Licensee shall, for each market in the Licensed Territory, associate Licensee and the US Unwired name in the telephone "yellow pages' and 'white pages" directory listings, and at least cause the US Unwired Mark to be used or incorporated on or in each of the following, insofar as they relate to Licensee's business utilizing the Marks:

        (i) Licensee's customer billing statements and the accompanying envelopes;

        (ii) Licensee's advertising media, including without limitation, print advertising, brochures, marketing materials, point-of-sale materials, billboards and broadcast media such as radio and television advertising, on line advertising, home pages on the World Wide Web and other computer accessible information;

        (iii) The greetings, introductions or opening messages of Licensee's telephone operators, voice mail, telephone answering machines and other call answering services, in response to customer and prospective customer inquiries;

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        (iv) Licensee's stationery, business cards, notices and other mailouts, and, to the extent practicable. any press or other media coverage afforded Licensee; and

        (v) Signs or displays on the exterior and interior of each of Licensee's facilities which interface with customers or prospective customers in the Licensed Territory.

        2. Licensee shall use the US Unwired Mark (or any mark substituted therefor by Licensor) as the principal service mark or trademark, as appropriate, designating PCS and PCS related products sold or distributed by it within the Licensed Territory. Use of the Marks shall be strictly in accordance with the specifications of Licensor, as amended from time to time.

     F.  Dealers, Agents and Retailers

     In the event that, pursuant to this License Agreement, Licensee permits its authorized dealers, agents or retailers to use the Marks in the Licensed Territory, such dealers, agents and retailers shall be subject to the obligations set forth in this License Agreement and those imposed upon such parties by Licensee; provided, however, that unless required by Licensee, such dealers, agents and retailers need not necessarily comply with the specific obligations of Sections III E. 1. (i), (iii) and (iv) hereof in connection with each dealers', agents' or retailers' use or incorporation of the Marks on or in the items therein listed.

     G.  Use of the US Unwired Trademark

     In order to protect and enhance the US Unwired Mark and the goodwill pertaining thereto, Licensee shall use the US Unwired Mark only on or in connection with first class, high quality PCS related equipment and related devices (the "Wireless Communications Equipment"). Any such Wireless Communications Equipment shall be sold or distributed only in accordance with all applicable federal, state and local laws, including, without limitation, all applicable FCC directives and other industry standards issued from time to time by the CTIA, the Electronics Industries Association and comparable industry groups, and which, if available for the type of Wireless Communications Equipment in question, has earned a certification seal issued by the CTIA. Licensee shall, upon execution of this Agreement, and from time to time thereafter upon request by Licensor, promptly furnish to Licensor, at no charge, a listing of all of the various types of Wireless Communications Equipment sold or otherwise distributed by Licensee, and upon which or in connection with which the US Unwired Mark is used. The nature and quality of such Wireless Communications Equipment shall be subject to review by Licensor to ensure compliance with this Agreement.

IV. FEES

     A.  Annual License Fee

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     Licensee agrees to pay to Licensor an annual license fee (the "Annual
License Fee") of One Thousand and No/100 Dollars ($1,000.00).

     B.  Payments, Interest on Late Payments

     All fees and charges payable under this License Agreement shall be payable in good funds at Licensor's address specified herein, or at such other address as Licensor shall from time to time designate in writing. Notwithstanding any other provision of this Article IV, Licensor shall be entitled for reasons of administrative convenience or otherwise to defer the date by which any fee or charge payable by Licensee hereunder may be due. No such deferral shall be a waiver of any of Licensor's rights hereunder. If payment of the Annual License Fee or other fee or charge under this License Agreement is overdue, Licensee shall pay Licensor, in addition to the overdue amount, interest on such overdue amount from the date it was payable until paid at the rate of 1.5% per month or the highest legal interest rate, whichever is less. Entitlement to such interest shall be in addition to any other remedies Licensor may have.

V.   MARKS

     A.  Ownership of Marks

     Licensor is the owner of all right, title and interest in and to the Marks (which shall include for the purposes of this Section V. all of the permits and contractual or other arrangements (including registrations of trademarks, service marks and domain names) relating to ownership or control of the Marks and the like). No sublicense by Licensee pursuant to Sections III. F. shall create any ownership interest in the Marks in Licensee or any sublicensee thereof nor any right by Licensee to sublicense use of the Marks in the future.

     B.  General Use

     With respect to Licensee's use of the Marks pursuant to this License Agreement, Licensee acknowledges and agrees to the following:

        1. Licensee shall use only the Marks designated by Licensor and shall use them only in the manner authorized and permitted by Licensor herein, and only in accordance with specifications of Licensor. Without limiting the generality of the foregoing, Licensee shall comply with Licensor's guidelines and directives concerning the use of the Marks or derivatives thereof in, or as a part of, the domain name of any World Wide Web pages or the names of any similar Internet locales or addresses owned by or on behalf of Licensee.

        2. Licensee shall use the Marks only in connection with providing PCS and PCS related products in the Licensed Territory.

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  3. Licensee shall identify the Licensor as the registered owner of the Marks in such ways as Licensor may direct, including but not limited to the identification of Licensor as such on Licensee's invoices, order forms, receipts and contracts.

  4. Except as provided in Section III. F. above, Licensee shall have no right to sublicense the Marks to any other person or entity, and Licensee shall have no right to allow its resellers, if any, to make use of the Marks. Any use by a dealer, retailer or agent under Section III. F. shall be consistent with Licensee's rights and responsibilities hereunder with respect to the use of the Marks and, in no event, shall any such permitted use exceed or extend beyond Licensee's rights hereunder to use the Marks. Licensee agrees to monitor and be responsible for the use of the Marks by its agents, retailers and dealers and to promptly provide or cause to be provided to Licensor upon request, from time to time, such reasonable information concerning the use of the Marks by such dealers, retailers and agents to permit Licensor to ascertain Licensee's compliance hereunder. From time to time upon the reasonable request of Licensor, Licensee shall promptly supply Licensor with a list of dealers, retailers, agents authorized to use the Marks and/or promptly confirm whether any particular dealers, retailers, agents remain authorized and in good standing with respect to use of the Marks.

   5. Licensee's right to use the Marks is limited to the uses specifically authorized under this License Agreement.

   6. Licensee and any dealers, retailers or agents designated under Section
III. F. may file and maintain trade name or fictitious name registrations in the jurisdictions within the Licensed Territory where legally required or otherwise appropriate to reflect the fact that Licensee is doing business as "US Unwired." If other licensees desire to file and maintain such a trade name or fictitious name registration pursuant to a license agreement with Licensor, Licensee shall consent or otherwise cooperate with Licensor and such licensees in meeting the state or local requirements to permit such trade or fictitious name registrations to coexist. Licensee shall execute any documents deemed necessary or desirable by Licensor or its counsel to assist Licensor in the protection or registration of the Marks or to maintain or defend Licensor's title thereto, or their continued validity and enforceability.

   7. Licensee shall promptly notify Licensor of any suspected infringement of or challenge to the validity, registration or Licensor's ownership of the Marks, which occurs in the Licensed Territory, or elsewhere, should Licensee become aware of such. Licensor agrees, at its sole cost and expense, to institute or otherwise defend proceedings as may be appropriate to protect the Marks, including, to the extent necessary, defense of such proceedings following termination of this License Agreement. In connection with any such proceedings, Licensee agrees to execute any and all documents and to do whatever reasonable acts and things as may, in the opinion of counsel for Licensor, be necessary or advisable to assist Licensor in carrying out the prosecution or defense, and Licensor

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agrees to reimburse Licensee for all direct costs incurred by Licensee in doing these acts and things, except that Licensee shall bear the salary costs of its employees. Licensor shall have the sole right to institute, defend and direct proceedings relating to the Marks and Licensee shall not file or institute any proceedings relating to the Marks without the prior written consent of Licensor. In the event that Licensee does file or institute any proceedings relating to the Marks, Licensee shall promptly supply Licensor with copies of any and all papers and materials relating to such proceedings, together with such information relating thereto as Licensor may reasonably request. Whether or not Licensor undertakes the prosecution or defense of a legal proceeding relating to one or more of the Marks, Licensor's liability for damages and losses to Licensee relating to use of one or more of the Marks (including any loss resulting from Licensor's loss of title or ownership of the Marks or the rights thereto) shall be limited to the amount of Annual License Fee paid by Licensee under this License Agreement for the market(s) in which such liability is determined for the year during which such liability is determined.

   8. The Marks are valid and serve to identify the telecommunications services and products provided by those who are authorized to operate under the Marks. Licensee shall not directly or indirectly contest the validity, registration or Licensor's ownership of the Marks, any of their derivatives, any of the icons or other marks owned by Licensor, and Licensee shall not directly or indirectly apply for or otherwise seek to register as a trademark, service mark or design any mark or other designation which incorporates, which is the same as or confusingly similar to, or which may dilute Licensor's rights in and to, any of the Marks or their derivatives, any of the icons or other marks owned by Licensor.

   9. Licensee's use of the Marks, and the use thereof by its agents, retailers and dealers, if any, pursuant to this License Agreement does not give Licensee or any agent, retailer or dealer, any ownership interest or other interest in or to the Marks, except the license granted in this License Agreement. Any and all goodwill arising from use of the Marks shall inure solely and exclusively to the benefit of Licensor, and upon expiration or termination of this License Agreement and the license granted by it, no monetary amount shall be assigned as attributable to any goodwill associated with use of the Marks by Licensee or its agents, retailers or dealers.

   10. Licensor has and retains the following rights, among others:

     (i) To use the Marks itself, in connection with local, regional and national advertising and promotion, including conducting activities designed to enhance the goodwill associated with the Marks, and, subject to the provisions of Section I hereof, with directly or indirectly selling products and services (including telecommunications products and services) both within and outside the Licensed Territory;

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     (ii) To grant licenses for use of the Marks in addition to those licenses already granted to existing licensees of the Marks, including granting licenses for use of the Marks within the Licensed Territory by persons other than Licensee herein with regard to telecommunications services other than PCS;

     (iii) To use the Marks in any manner reserved for Licensor pursuant to
   Section I; and

     (iv) To create derivatives of the Marks and exploit, promote and license such derivatives.

     11. In the event that any of the Marks or icons, including any trademarks, service marks and design logos adopted after execution of this License Agreement which become Marks, can no longer be used, Licensor reserves the right to provide a substitute mark or design with reasonable notice to Licensee.

VI.  ADVERTISING

    Recognizing the value of advertising and the importance of the standardization of advertising programs to the furtherance of the goodwill and public image of the Marks, the parties agree as follows:

     A.  Licensee's Advertising

     All advertising and promotion by Licensee in any manner or medium must be conducted in a dignified manner and must conform to the written and graphic guidelines specified by Licensor from time to time. Licensee shall display or otherwise employ the Marks in the manner prescribed by Licensor on all signs and all other advertising and promotional materials used in connection with Licensee's business, to the extent relating to PCS and PCS related products. If requested by Licensor, Licensee at its own expense shall promptly provide to Licensor photocopies or other photographic, mechanical, magnetic or other representations of all print advertisements and promotional materials, radio/television advertising sequences, graphical interface presentations and other media presentations using the Marks which Licensee has used at any time during the six (6) months preceding Licensor's request.

     B.  Materials Provided by Licensor

     Licensor may provide from time to time, in its sole discretion, advertising and promotional plans and materials, including without limitation, newspaper mats, television and radio tapes, graphical interface files, promotional brochures and sales aids. Licensee may use all or any of these materials in its sole discretion

     C.  Price Discretion

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     Licensee shall have the right to sell its products and offer services at any price Licensee may determine, and shall in no way be bound by any price which may be recommended or suggested by Licensor.

VII.  INSURANCE

     A.  Requirement

     Licensee shall promptly procure, and shall maintain in full force and effect at all times during the term of this License Agreement, at Licensee's expense, an insurance policy or policies protecting Licensee, Licensor and their respective agents, officers, directors, shareholders and employees against any demand or claim with respect to personal injury, death, or property damage, or any loss, liability or expense whatsoever arising or occurring upon or in connection with Licensee's business of providing goods or services utilizing or in connection with the Marks. Licensor shall be named as an additional insured in each such policy.

     B. Minimum Coverage

     The policy or policies shall be written by an insurance company with an Alfred M. Best rating of A or A+, or such other insurance company as Licensor may reasonably approve, and shall include, at a minimum, such coverages and policy limits as may reasonably be specified by Licensor from time to time, which coverages may include, without limitation, comprehensive general liability insurance, including personal injury, as well as comprehensive automobile liability coverage for both owned and non-owned vehicles and property damage liability coverage, naming Licensor as an additional insured in each such policy or policies. Until such time as Licensor shall in good faith determine that economic or other circumstances affecting the US Unwired license program require increased insurance coverage, the following minimum insurance requirements shall be applicable.

     1. General liability: $1,000,000 per occurrence or $2,000,000 in the aggregate;

     2. Personal liability: $1.000,000;

     3. Property damage: $1,000,000;

     4. Automobile liability: $1,000,000 per occurrence for owned and operated vehicles;

     5. Workers' compensation/Employers' liability: $500.000 policy limit;

     6. Disease: $500,000; and

     7. Accident: $500,000.

C.  Certificates of Insurance

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     Within (30) days after this License Agreement is executed, and thereafter at least thirty (30) days prior to the expiration of any such policy, Licensee shall deliver to Licensor Certificates of Insurance evidencing the proper coverage with limits not less than those required hereunder. All Certificates shall expressly provide that not less than thirty (30) days' prior written notice shall be given Licensor in the event of material alteration to, or cancellation of, the coverages evidenced by such Certificates.

VIII. TRANSFER OF INTEREST

     Each party shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity. If the assignee assumes all of the obligations of the assignor under this License Agreement and sends written notice of the assignment so attesting, the non-assigning party shall promptly execute a general release of the assigning party, and any affiliates thereof, from any claims against or liabilities of the assigning party arising under this License Agreement subsequent to such assignment.

IX. DEFAULT AND TERMINATION

     A.  Termination Without Cause

     Either party shall have the right to terminate this License Agreement without cause at any time upon at least ninety (90) days advance written notice to the other party. Licensee shall remain fully responsible for any fees and other obligations accruing to Licensor during such notice period.

     B.  Termination Without Notice

     Licensee shall be deemed to be in default under this License Agreement, and all rights granted herein shall automatically terminate without notice to
Licensee:

        1. if Licensee becomes insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Licensee or against Licensee and not actively opposed by Licensee; or if Licensee is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets is filed and consented to by Licensee: or if a receiver or other permanent or temporary custodian of Licensee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by Licensee or against Licensee and not actively opposed by Licensee; or if a final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Licensee is dissolved except where the Licensee is a limited partnership and, promptly following dissolution, such limited partnership is reconstituted with the same general partners: or if a suit to foreclose any lien or mortgage against real or personal

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property used in the operation of Licensee's PCS business is instituted against
Licensee and not dismissed within (30) days or, if actively being opposed by Licensee, within one hundred eighty (180) days; or if Licensee at any time ceases to operate or otherwise abandons its PCS business or otherwise forfeits the right to do or transact business in any market(s) in the Licensed Territory; or if Licensee loses its FCC license or FCC construction permit or any other material Permit for one or more market(s) in the Licensed Territory or otherwise forfeits the right to do or transact business in one or more market(s), in which event Licensee's rights under this License Agreement with respect to such market(s) shall automatically terminate and this License Agreement shall continue with respect to the remaining market(s) in the Licensed Territory for which Licensee continues to hold all necessary FCC license(s) and Permits.

  2. if Licensee directly or indirectly contests in any court or proceeding the validity or registration of, or Licensor's ownership of, any of the Marks or other rights licensed hereunder.

  C.  Termination After Notice and Opportunity to Cure

     Each party ("Defaulting Party") shall have thirty (30) days after its receipt from the other party ("Non-Defaulting Party") of a written notice of termination due to a default within which to remedy such default hereunder (or, if the default cannot reasonably be cured within such thirty (30) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to the Non-Defaulting Party. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this License Agreement shall terminate without further notice to the Defaulting Party effective immediately upon expiration of the thirty (30) day period or such longer period as applicable law may require (and the Defaulting Party shall remain fully responsible for any obligations accruing to the Non-Defaulting Party until such termination occurs). A party shall be in default hereunder for any failure to comply with any of the requirements imposed by this License Agreement or to carry out the terms of this License Agreement in good faith.

XV. NOTICES:

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, postage prepaid, to the following persons unless contrary instructions are given by the parties in writing.

If to LICENSOR:         US UNWIRED INC.
                        P.O. Box 3709
                        Lake Charles, LA 70602-3709

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                        318-436-9000

If to LICENSEE:         LOUISIANA UNWIRED, LLC
                        P.O. Box 3709
                        Lake Charles, LA 70602-3709
                        318-436-9000

     Any notice by overnight courier or certified mail shall be deemed to have been given at the date and time such notice is accepted by the overnight courier or deposited with the U.S. Postal Service, respectively. No failure to address any notice hereunder to a particular individual shall render such notice invalid.

XI.  ENTIRE AGREEMENT

      This License Agreement, the documents referred to herein and the attachments hereto, if any, constitute the entire, full and complete License Agreement between Licensor and Licensee concerning the subject matter hereof and supersede all prior agreements. Without limiting the foregoing, this License Agreement shall be deemed to amend and restate in its entirety and to supersede, for all purposes, any prior license agreement between the parties hereto which contemplates or has as its primary purpose the grant of a license to use any of the Marks. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this License Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XII.  SEVERABELITY AND CONSTRUCTION

    A. Except as expressly provided to the contrary herein, each portion, section, part, term and/or provision of this License Agreement shall be considered severable; and if, for any reason, a portion, section, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms and/or provisions, of this License Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereof; and said invalid portions, sections, parts, terms and/or provisions shall be deemed not to be a part of this License Agreement.

    B. Nothing in this License Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity other than Licensor or Licensee and their respective successors and assigns as permitted by this License Agreement.

    C. In the event a court in a final decision rules that any provision of this License Agreement or portion thereof is unenforceable, Licensee agrees to be bound by the maximum duty ruled enforceable by the court.

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    D.  All captions in this License Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

    E. This License Agreement may be executed in several counterparts, and each copy so executed shall be deemed an original.

XIII.   APPLICABLE LAW

    A. THIS LICENSE AGREEMENT TAKES EFFECT UPON THE DATE FIRST MENTIONED ABOVE AND SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS THE STATE OF LOUISIANA, WHICH LAWS SHALL PREVAIL IN THE EVENT OF ANY CONFLICT OF LAW; PROVIDED, HOWEVER, THAT IF ANY OF THE PROVISIONS OF THIS LICENSE AGREEMENT WOULD NOT BE ENFORCEABLE UNDER THE LAWS OF THE STATE OF LOUISIANA, THEN SUCH PROVISIONS SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED UNDER, THE LAWS OF THE STATE IN WHICH THE LICENSED TERRITORY IS LOCATED (IF THE LICENSED TERRITORY CONTAINS PORTIONS OF MORE THAN ONE STATE, THEN THE APPLICABLE LAW SHALL BE THAT OF THE STATE IN WHICH THE LARGEST PORTION OF THE LICENSED TERRITORY IS LOCATED).

    B. No right or remedy conferred upon or reserved to Licensor or Licensee by this License Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

    C. Nothing herein contained shall bar Licensor's right to apply for injunctive relief against threatened conduct that will cause it loss or damages, under applicable equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XIV.  ATTORNEY FEES; COSTS; EXPENSES

     In the event an action is commenced by either party to enforce the terms of this License Agreement, the prevailing party in such action shall be entitled to reimbursement from the other party of its costs, expenses and reasonable attorneys' fees incurred in relation to such action.

XV. ACKNOWLEDGMENTS

    A. Licensee acknowledges that it is currently engaged in the telecommunications business and that such business involves substantial investment and risks and that its success is largely dependent upon the ability of Licensee's management and technical personnel. Licensor expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits or success resulting from the utilization of the Marks by Licensee in its telecommunications business.

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

    B. Licensee acknowledges that it received a copy of the complete US Unwired License Agreement and the Exhibits thereto at least five (5) business days prior to the date on which this License Agreement is signed by Licensee. Licensee further acknowledges that it received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this License Agreement is signed by Licensee.

    C. Licensee acknowledges that it has read and understood this License Agreement and the attachments hereto, and that Licensor has accorded Licensee ample time and opportunity to consult with advisors of Licensee's own choosing about the potential benefits and risks of entering into this License Agreement on the effective date set forth above.

    IN WITNESS WHEREOF, the parties hereto have duly executed this License Agreement to be effective as of the date first mentioned above.

                             LOUISIANA UNWIRED, LLC

                             BY:  /s/ THOMAS G. HENNING
                                ------------------------------
                             NAME: THOMAS G. HENNING
                             TILE: SECRETARY/ASSISTANT MANAGER

                             US UNWIRED INC.


                             BY:  /s/ ROBERT PIPER
                                -------------------------------
                             NAME: ROBERT PIPER
                             TITLE: PRESIDENT

                                   EXHIBIT A

    The markets comprising the Licensed Territory referred to in the License Agreement and to which this License Agreement applies are the Alexandria, Lake Charles, Monroe and Shreveport, Louisiana Basic Trading Areas.

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